Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2020 FIRST QUARTER RESULTS

30% Year-over-Year Increase in Total Revenues

Consolidated Contracts Grew 42% Year-over-Year

MATAWAN, NJ, March 5, 2020 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2020.

RESULTS FOR the THREE-Month PERIOD ENDED January 31, 2020:

●	Total revenues increased 29.8% to $494.1 million in the first quarter of fiscal 2020, compared with $380.6 million in the same period of the prior year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 12.9% for the three months ended January 31, 2020 compared with 14.8% during the same quarter a year ago.

●	Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.3% during the fiscal 2020 first quarter compared with 17.8% in last year’s first quarter.

●	Total SG&A was $60.4 million, or 12.2% of total revenues, in the fiscal 2020 first quarter compared with $60.4 million, or 15.9% of total revenues, in the previous year’s first quarter.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $44.3 million for the first quarter of fiscal 2020 compared with $38.9 million during the first quarter of fiscal 2019.

●	Income from unconsolidated joint ventures was $1.5 million for the first quarter ended January 31, 2020 compared with $9.6 million in the fiscal 2019 first quarter.

●

Including a $9.5 million gain on extinguishment of debt, loss before income taxes for the first quarter of fiscal 2020 was $7.4 million compared with a loss of $17.1 million in the first quarter of the prior year.

●

Net loss was $9.1 million, or $1.49 per common share, for the three months ended January 31, 2020 compared with a net loss of $17.5 million, or $2.93 per common share, in the first quarter of the previous year.

●

Adjusted EBITDA increased to $30.4 million in the first quarter ended January 31, 2020 compared with $17.1 million in the same quarter one year ago. EBITDA increased to $37.0 million for the first quarter of fiscal 2020 compared with $16.4 million in the same quarter of the prior year.

●

Loss before income taxes excluding land-related charges and gain on extinguishment of debt, was $14.1 million in the first quarter of fiscal 2020 compared with a loss before these items of $16.4 million in the fiscal 2019 first quarter.

●

Consolidated contracts per community increased 42.6% to 9.7 contracts per community for the first quarter ended January 31, 2020 compared with 6.8 contracts per community in last year’s first quarter. Contracts per community, including domestic unconsolidated joint ventures(1), increased 32.9% to 9.3 contracts per community during the first quarter of fiscal 2020 compared with 7.0 contracts per community, including domestic unconsolidated joint ventures, in the same period of the prior year.

●

The number of consolidated contracts increased 41.5% to 1,322 homes, during the fiscal 2020 first quarter, compared with 934 homes in last year’s first quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended January 31, 2020, increased 40.0% to 1,492 homes from 1,066 homes during the same quarter a year ago.

●

Due to stronger than expected contracts, causing us to sell through communities faster than anticipated, and after contributing four consolidated communities to unconsolidated joint ventures, the consolidated community count was 136 as of January 31, 2020, essentially unchanged compared with 137 communities at the end of the previous year’s first quarter. As of the end of the first quarter of fiscal 2020, community count, including domestic unconsolidated joint ventures, was 160 communities, up 5.3% compared with 152 communities at January 31, 2019.

●

For February 2020, consolidated contracts per community were 4.8 compared with 3.2 for the same month one year ago. During February 2020, the number of consolidated contracts increased 44.1% to 647 homes from 449 homes in February 2019.

●

The dollar value of consolidated contract backlog, as of January 31, 2020, increased 20.0% to $899.6 million compared with $749.8 million as of January 31, 2019. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of January 31, 2020, was $1.10 billion, an increase of 13.7% compared with $971.2 million as of January 31, 2019.

●

Consolidated deliveries were 1,236 homes in the fiscal 2020 first quarter a 27.8% increase compared with 967 homes in the previous year’s first quarter. For the fiscal 2020 first quarter, deliveries, including domestic unconsolidated joint ventures, increased 24.1% to 1,385 homes compared with 1,116 homes during the first quarter of fiscal 2019.

●

The contract cancellation rate for consolidated contracts was 19% for the first quarter ended January 31, 2020 compared with 24% in the fiscal 2019 first quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 19% for the first quarter of fiscal 2020 compared with 23% in the first quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Liquidity AND Inventory as of January 31, 2020:

●	Total liquidity at the end of the of the first quarter of fiscal 2020 was $224.9 million.

●	In the first quarter of fiscal 2020, 2,026 lots were put under option or acquired in 25 consolidated communities, which is 790 lots more than the 1,236 consolidated first quarter deliveries.

●	As of January 31, 2020, consolidated lots controlled totaled 27,701; which, based on trailing twelve-month deliveries, equaled a 5.3 years’ supply.

Comments from ManAGEMENT:

“Both the overall U.S. economy and the current housing market continue to exhibit signs of strength. With more than 40% growth in contracts and contracts per community during the first quarter of fiscal 2020, we have seen the continuation of the positive momentum that began in the spring selling season last year,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Furthermore, we are pleased that our revenue gains have begun to catch up to the increases in contracts that we have seen over the past six months and are also pleased with the substantial growth we reported in EBITDA. The magnitude of the improvement in our revenues gives us confidence that we are making solid progress towards achieving our revenue growth goals, which ultimately should lead to higher levels of profitability.”

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2020 first quarter financial results conference call at 11:00 a.m. E.T. on Thursday, March 5, 2020. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) before income taxes excluding land-related charges and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes. The reconciliation for historical periods of (loss) before income taxes excluding land-related charges and gain on extinguishment of debt to (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $81.4 million of cash and cash equivalents, $18.5 million of restricted cash required to collateralize letters of credit and $125.0 million of availability under the senior secured revolving credit facility as of January 31, 2020.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) increases in cancellations of agreements of sale; (13) fluctuations in interest rates and the availability of mortgage financing; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the homebuilding, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) geopolitical risks, terrorist acts and other acts of war; (24) diseases, pandemics or other severe public health events; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2020
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
Total revenues	$494,056	$380,594
Costs and expenses (1)	512,488	407,262
Gain on extinguishment of debt	9,456	-
Income from unconsolidated joint ventures	1,540	9,562
(Loss) before income taxes	(7,436)	(17,106)
Income tax provision	1,712	346
Net (loss)	$(9,148)	$(17,452)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(1.49)	$(2.93)
Weighted average number of common shares outstanding (2)	6,161	5,958

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2020
Reconciliation of (loss) before income taxes excluding land-related charges and gain on extinguishment of debt to (loss) before income taxes
(In thousands)
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
(Loss) before income taxes	$(7,436)	$(17,106)
Inventory impairment loss and land option write-offs	2,828	704
Gain on extinguishment of debt	(9,456)	-
(Loss) before income taxes excluding land-related charges and gain on extinguishment of debt (1)	$(14,064)	$(16,402)

(1) (Loss) before income taxes excluding land-related charges and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes.

Hovnanian Enterprises, Inc.
January 31, 2020
Gross margin
(In thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
Sale of homes	$479,233	$362,135
Cost of sales, excluding interest expense and land charges (1)	396,318	297,570
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	82,915	64,565
Cost of sales interest expense, excluding land sales interest expense	18,136	10,242
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	64,779	54,323
Land charges	2,828	704
Homebuilding gross margin	$61,951	$53,619

Gross margin percentage	12.9%	14.8%
Gross margin percentage, before cost of sales interest expense and land charges (2)	17.3%	17.8%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	13.5%	15.0%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
Land and lot sales	$25	$7,508
Land and lot sales cost of sales, excluding interest and land charges (1)	37	7,357
Land and lot sales gross margin, excluding interest and land charges	(12)	151
Land and lot sales interest	-	-
Land and lot sales gross margin, including interest and excluding land charges	$(12)	$151

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
January 31, 2020
Reconciliation of adjusted EBITDA to net (loss)
(In thousands)
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
Net (loss)	$(9,148)	$(17,452)
Income tax provision	1,712	346
Interest expense	43,139	32,515
EBIT (1)	35,703	15,409
Depreciation and amortization	1,279	979
EBITDA (2)	36,982	16,388
Inventory impairment loss and land option write-offs	2,828	704
Gain on extinguishment of debt	(9,456)	-
Adjusted EBITDA (3)	$30,354	$17,092

Interest incurred	$44,334	$38,853

Adjusted EBITDA to interest incurred	0.68	0.44

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes and depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2020
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended
	January 31,
	2020	2019
	(Unaudited)
Interest capitalized at beginning of period	$71,264	$68,117
Plus interest incurred	44,334	38,853
Less interest expensed	43,139	32,515
Less interest contributed to unconsolidated joint venture (1)	4,580	-
Interest capitalized at end of period (2)	$67,879	$74,455

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in December 2019. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31,	October 31,
	2020	2019
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$81,396	$130,976
Restricted cash and cash equivalents	19,878	20,905
Inventories:
Sold and unsold homes and lots under development	1,009,098	993,647
Land and land options held for future development or sale	81,402	108,565
Consolidated inventory not owned	205,215	190,273
Total inventories	1,295,715	1,292,485
Investments in and advances to unconsolidated joint ventures	135,331	127,038
Receivables, deposits and notes, net	49,188	44,914
Property, plant and equipment, net	19,654	20,127
Prepaid expenses and other assets	71,284	45,704
Total homebuilding	1,672,446	1,682,149

Financial services	117,557	199,275
Total assets	$1,790,003	$1,881,424

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$205,805	$203,585
Accounts payable and other liabilities	306,559	320,193
Customers’ deposits	33,312	35,872
Liabilities from inventory not owned, net of debt issuance costs	152,235	141,033
Senior notes and credit facilities (net of discount, premium and debt issuance costs)	1,460,200	1,479,990
Accrued interest	30,899	19,081
Total homebuilding	2,189,010	2,199,754

Financial services	96,057	169,145
Income taxes payable	4,015	2,301
Total liabilities	2,289,082	2,371,200

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2020 and October 31, 2019	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 16,000,000 shares; issued 5,976,731 shares at January 31, 2020 and 5,973,727 shares at October 31, 2019	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 2,400,000 shares; issued 652,155 shares at January 31, 2020 and 650,363 shares at October 31, 2019	7	7
Paid in capital – common stock	715,336	715,504
Accumulated deficit	(1,235,121)	(1,225,973)
Treasury stock – at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at January 31, 2020 and October 31, 2019	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders' equity deficit	(499,779)	(490,463)
Noncontrolling interest in consolidated joint ventures	700	687
Total equity deficit	(499,079)	(489,776)
Total liabilities and equity	$1,790,003	$1,881,424

(1)	Derived from the audited balance sheet as of October 31, 2019

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Three Months Ended January 31,
	2020	2019
Revenues:
Homebuilding:
Sale of homes	$479,233	$362,135
Land sales and other revenues	809	8,851
Total homebuilding	480,042	370,986
Financial services	14,014	9,608
Total revenues	494,056	380,594

Expenses:
Homebuilding:
Cost of sales, excluding interest	396,355	304,927
Cost of sales interest	18,136	10,242
Inventory impairment loss and land option write-offs	2,828	704
Total cost of sales	417,319	315,873
Selling, general and administrative	40,674	42,736
Total homebuilding expenses	457,993	358,609

Financial services	9,554	8,474
Corporate general and administrative	19,744	17,664
Other interest	25,003	22,273
Other operations	194	242
Total expenses	512,488	407,262
Gain on extinguishment of debt	9,456	-
Income from unconsolidated joint ventures	1,540	9,562
(Loss) before income taxes	(7,436)	(17,106)
State and federal income tax provision:
State	1,712	346
Federal	-	-
Total income taxes	1,712	346
Net (loss)	$(9,148)	$(17,452)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(1.49)	$(2.93)
Weighted-average number of common shares outstanding	6,161	5,958

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - January 31, 2020
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(NJ, PA)	Home	63	52	21.2%	81	22	268.2%	134	81	65.4%
	Dollars	$33,003	$34,950	(5.6)%	$45,264	$12,505	262.0%	$74,296	$52,941	40.3%
	Avg. Price	$523,857	$672,115	(22.1)%	$558,815	$568,409	(1.7)%	$554,448	$653,593	(15.2)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	183	151	21.2%	155	111	39.6%	350	336	4.2%
	Dollars	$93,702	$81,514	15.0%	$87,589	$53,179	64.7%	$189,646	$208,881	(9.2)%
	Avg. Price	$512,033	$539,828	(5.1)%	$565,090	$479,090	18.0%	$541,846	$621,670	(12.8)%
Midwest
(IL, OH)	Home	187	127	47.2%	159	149	6.7%	478	372	28.5%
	Dollars	$58,276	$37,046	57.3%	$46,392	$44,889	3.3%	$134,566	$99,306	35.5%
	Avg. Price	$311,636	$291,701	6.8%	$291,774	$301,268	(3.2)%	$281,519	$266,952	5.5%
Southeast
(FL, GA, SC)	Home	155	95	63.2%	97	108	(10.2)%	305	238	28.2%
	Dollars	$67,158	$40,460	66.0%	$36,680	$43,883	(16.4)%	$139,505	$104,714	33.2%
	Avg. Price	$433,277	$425,895	1.7%	$378,144	$406,324	(6.9)%	$457,393	$439,975	4.0%
Southwest
(AZ, TX)	Home	528	362	45.9%	493	365	35.1%	698	520	34.2%
	Dollars	$178,433	$115,338	54.7%	$163,703	$117,863	38.9%	$245,627	$178,329	37.7%
	Avg. Price	$337,941	$318,613	6.1%	$332,055	$322,912	2.8%	$351,901	$342,940	2.6%
West
(CA)	Home	206	147	40.1%	251	212	18.4%	256	246	4.1%
	Dollars	$90,832	$57,018	59.3%	$99,605	$89,816	10.9%	$115,927	$105,650	9.7%
	Avg. Price	$440,932	$387,878	13.7%	$396,833	$423,660	(6.3)%	$452,840	$429,472	5.4%
Consolidated Total
	Home	1,322	934	41.5%	1,236	967	27.8%	2,221	1,793	23.9%
	Dollars	$521,404	$366,326	42.3%	$479,233	$362,135	32.3%	$899,567	$749,821	20.0%
	Avg. Price	$394,405	$392,212	0.6%	$387,729	$374,493	3.5%	$405,028	$418,194	(3.1)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	170	132	28.8%	149	149	0.0%	336	344	(2.3)%
	Dollars	$106,917	$84,936	25.9%	$86,349	$94,231	(8.4)%	$205,122	$221,386	(7.3)%
	Avg. Price	$628,921	$643,455	(2.3)%	$579,523	$632,423	(8.4)%	$610,482	$643,564	(5.1)%
Grand Total
	Home	1,492	1,066	40.0%	1,385	1,116	24.1%	2,557	2,137	19.7%
	Dollars	$628,321	$451,262	39.2%	$565,582	$456,366	23.9%	$1,104,689	$971,207	13.7%
	Avg. Price	$421,127	$423,322	(0.5)%	$408,362	$408,930	(0.1)%	$432,025	$454,472	(4.9)%

KSA JV Only
	Home	95	2	4,650.0%	0	3	(100.0)%	297	4	7,325.0%
	Dollars	$14,841	$633	2,244.5%	$0	$796	(100.0)%	$47,157	$837	5,534.1%
	Avg. Price	$156,220	$316,500	(50.6)%	$0	$265,374	(100.0)%	$158,779	$209,333	(24.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - January 31, 2020
		Net Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Northeast
(unconsolidated joint ventures)	Home	57	48	18.8%	50	53	(5.7)%	83	109	(23.9)%
(excluding KSA JV)	Dollars	$45,300	$38,220	18.5%	$37,096	$41,629	(10.9)%	$71,882	$89,957	(20.1)%
(NJ, PA)	Avg. Price	$794,737	$796,250	(0.2)%	$741,920	$785,453	(5.5)%	$866,048	$825,294	4.9%
Mid-Atlantic
(unconsolidated joint ventures)	Home	17	13	30.8%	12	10	20.0%	47	27	74.1%
(DE, MD, VA, WV)	Dollars	$9,265	$11,062	(16.2)%	$6,180	$8,589	(28.0)%	$24,061	$21,312	12.9%
	Avg. Price	$545,000	$850,923	(36.0)%	$515,000	$858,900	(40.0)%	$511,936	$789,333	(35.1)%
Midwest
(unconsolidated joint ventures)	Home	6	5	20.0%	4	7	(42.9)%	5	7	(28.6)%
(IL, OH)	Dollars	$2,894	$2,609	10.9%	$1,710	$4,441	(61.5)%	$2,469	$4,243	(41.8)%
	Avg. Price	$482,333	$521,800	(7.6)%	$427,500	$634,429	(32.6)%	$493,800	$606,143	(18.5)%
Southeast
(unconsolidated joint ventures)	Home	37	25	48.0%	45	32	40.6%	115	115	0.0%
(FL, GA, SC)	Dollars	$21,395	$13,092	63.4%	$23,049	$15,589	47.9%	$58,919	$60,758	(3.0)%
	Avg. Price	$578,243	$523,680	10.4%	$512,200	$487,156	5.1%	$512,339	$528,330	(3.0)%
Southwest
(unconsolidated joint ventures)	Home	35	26	34.6%	17	29	(41.4)%	63	64	(1.6)%
(AZ, TX)	Dollars	$21,798	$14,524	50.1%	$10,539	$17,692	(40.4)%	$39,577	$37,296	6.1%
	Avg. Price	$622,800	$558,615	11.5%	$619,941	$610,069	1.6%	$628,206	$582,750	7.8%
West
(unconsolidated joint ventures)	Home	18	15	20.0%	21	18	16.7%	23	22	4.5%
(CA)	Dollars	$6,265	$5,429	15.4%	$7,775	$6,291	23.6%	$8,214	$7,820	5.0%
	Avg. Price	$348,056	$361,933	(3.8)%	$370,238	$349,500	5.9%	$357,130	$355,455	0.5%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	170	132	28.8%	149	149	0.0%	336	344	(2.3)%
	Dollars	$106,917	$84,936	25.9%	$86,349	$94,231	(8.4)%	$205,122	$221,386	(7.3)%
	Avg. Price	$628,921	$643,455	(2.3)%	$579,523	$632,423	(8.4)%	$610,482	$643,564	(5.1)%

KSA JV Only
	Home	95	2	4,650.0%	0	3	(100.0)%	297	4	7,325.0%
	Dollars	$14,841	$633	2,244.5%	$0	$796	(100.0)%	$47,157	$837	5,534.1%
	Avg. Price	$156,220	$316,500	(50.6)%	$0	$265,374	(100.0)%	$158,779	$209,333	(24.2)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.